Exhibit 99.1

Scripps launches proposed private
placement of senior notes

July 8, 2019

CINCINNATI - The E.W. Scripps Company’s (NASDAQ: SSP) wholly-owned subsidiary, Scripps Escrow, Inc., has launched an offering of $400 million of new senior unsecured notes. The notes are expected to mature in 2027.

The private offering is subject to market conditions and other factors and is exempt from the registration requirements of the Securities Act of 1933. The escrow issuer, which was created solely to issue the notes, will deposit the gross proceeds of the offering into a segregated escrow account until the date that certain escrow release conditions are satisfied. Upon the closing of the Nexstar acquisition discussed below, the escrow issuer will merge with and into the company, and the escrow proceeds will be released to the company. The company will thereupon assume the obligations under the notes, and the notes will become senior unsecured obligations of the company. The notes will be guaranteed by certain of the company’s existing and future subsidiaries. Completion of the offering is subject to customary closing conditions.

On March 20, 2019, Scripps announced it would acquire eight stations in seven markets that are being divested in connection with Nexstar Media Group’s pending acquisition of Tribune Media, for $580 million.

Scripps is seeking to finance the acquisition with $400 million, eight-year senior unsecured notes as well as $180 million of cash from the balance sheet, including a portion of the proceeds from the Cordillera financing. The company’s net leverage, pro forma for the issuance of the notes, would be 5.3x, based on pro forma annual average adjusted EBITDA of $363 million for the last eight quarters ended March 31, 2019.

The acquisition will grow the Scripps local television station portfolio to 62 stations in 42 markets with a reach of 30 percent of U.S. TV households.

The notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption. The notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes and shall not constitute an offer, solicitation or sale of any notes in any jurisdiction in which such offer solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

Forward-looking statements
This press release contains certain forward-looking statements related to the company's businesses that are based on management's current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company's written policy on forward-looking statements can be found in its SEC Form 10-K. The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps
The E.W. Scripps Company (NASDAQ: SSP) serves audiences and businesses through a growing portfolio of local and national media brands. With 52 television stations in 36 markets, Scripps is one of the nation’s largest independent TV station owners. Scripps runs a collection of national journalism and content businesses, including Newsy, the next-generation national news network; podcast industry leader Stitcher; the fast-growing national broadcast networks Bounce, Grit, Escape, Laff and Court TV; and Triton, the global leader in digital audio technology and measurement services. Scripps runs an award-winning investigative reporting newsroom in Washington, D.C., and is the longtime steward of the Scripps National Spelling Bee. Founded in 1878, Scripps has held for decades to the motto, “Give light and the people will find their own way.”

Contact:
Carolyn Micheli, The E.W. Scripps Company, 513-977-3732, Carolyn.micheli@scripps.com